                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                       ----------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "NEOPHARM, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE FIFTEENTH DAY OF JUNE, A.D. 1990, AT 10 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE THIRD DAY OF OCTOBER, A.D. 1990, AT 3:30 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF JANUARY, A.D. 1995, AT 12 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ONCOMED INC." TO "NEOPHARM, INC.", FILED THE TENTH DAY OF MARCH, A.D. 1995, AT 1 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, FILED THE FOURTH DAY OF OCTOBER, A.D. 1995, AT 2 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF NOVEMBER, A.D. 1996, AT 4 O'CLOCK P.M.

                                       /s/ EDWARD J. FREEL
                                       -----------------------------------
                                       EDWARD J. FREEL, SECRETARY OF STATE

                                       AUTHENTICATION: 0283553

                                                        DATE: 02-28-00

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  ONCOMED INC.

     FIRST: The name of the Corporation is ONCOMED INC.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock with no par value.

     FIFTH: The name and mailing address of the incorporator of the Corporation is as follows:

       NAME                                        ADDRESS
       ----                                        -------

    Lyn C. Conniff                            c/o Shefsky & Froelich Ltd.
                                                  444 North Michigan Avenue
                                                  Suite 2300
                                                  Chicago, Illinois 60611


     SIXTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.

     SEVENTH: At all elections for directors, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Corporation.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the

Corporation, subject to restrictions imposed under any applicable stockholder agreement.

     TENTH: Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with and to the fullest extent authorized by the General Corporation Law of Delaware as it may be in effect from time to time.

     ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the Delaware General corporation Law is amended to authorize the further elimination or limitation of the liability of directors, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of this Article Eleventh by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, makes this certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly, has hereunto set her hand this 14th day of June, 1990.



                              /s/ Lyn C. Conniff
                              ----------------------------------
                              Lyn C. Conniff, Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                 OF ONCOMED INC.


     ONCOMED INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

     FIRST: The Board of Directors of the Corporation, by unanimous written consent, adopted a resolution proposing and declaring advisable the following amendment to the certificate of Incorporation of the Corporation:

                  RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the FOURTH ARTICLE thereof so that, as amended, ARTICLE FOURTH shall be and read as follows:

                           "ARTICLE FOURTH: Each of the previously authorized One Thousand (1,000) shares of common stock of the Corporation of no par value is split-up and converted into Three Thousand (3,000) shares of common stock with a par value of One Tenth of One Cent ($0.001), and the total number of shares of all classes which the Corporation shall have authority to issue is Three Million (3,000,000) shares of common stock with a par value of One Tenth of One Cent ($0.001)."

     SECOND: That the stockholder of the Corporation has given written consent to the foregoing amendment to the Certificate of Incorporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Dr. John Kapoor, its Vice President and attested by Robert J. Sullivan, its Secretary, this 19th day of September, 1990.

                                              ONCOMED, INC.


                                             /s/  John Kapoor
                                             ----------------------------------
                                              By: John Kapoor, Vice President

Attest:

By: /s/ Robert J. Sullivan
    -------------------------------
    Robert J. Sullivan, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  ONCOMED INC.

     ONCOMED INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

     FIRST: The Board of Directors of the Corporation, by UNANIMOUS consent, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Certificate of Incorporation be amended by changing the FOURTH ARTICLE thereof so that, as amended, ARTICLE FOURTH shall be stated in its entirety as follows:

               "ARTICLE FOURTH: This Corporation is authorized to issue Fifteen Million (15,000,000) shares of Common Stock with a par value of $0.000333 per share."

     SECOND: That the stockholders of the Corporation have given written consent to the foregoing amendment to the Certificate of Incorporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by William Govier, its President and attested by Mahendra Shah, its Secretary, this 17th day of January, 1995.

                                                 ONCOMED INC.

                                                 /s/ William Govier
                                                 --------------------------
                                                 By: William Govier, President

Attest:

By: /s/ Mahendra Shah
    ------------------------
    Mahendra Shah, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 OF ONCOMED INC.

     ONCOMED INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

     FIRST: That the meeting of the Board of Directors of the Corporation, resolutions were adopted declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the FIRST ARTICLE thereof so that, as amended, ARTICLE FIRST shall be stated in its entirety as follows:

               "FIRST: The name of the Corporation is NEOPHARM, INC."

     SECOND: That the stockholders of the Corporation have given written consent to the foregoing amendment to the Certificate of Incorporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by William Govier, its President and attested by Christopher D. Mitchell, its Assistant Secretary, this 8th day of March, 1995.

                                                 ONCOMED INC.

                                                 /s/ William Govier
                                                 ---------------------------
                                                 By: William Govier, President

Attest:

By: /s/ Christopher D. Mitchell
    --------------------------------------------
    Christopher D. Mitchell, Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 NEOPHARM, INC.

     NEOPHARM, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

     FIRST: The Board of Directors of the Corporation, by unanimous written consent, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Certificate of Incorporation be amended by changing the FOURTH ARTICLE thereof so that, as amended, ARTICLE FOURTH shall be stated in its entirety as follows:

               "ARTICLE FOURTH: This Corporation is authorized to issue Fifteen Million (15,000,000) shares of Common Stock with a par value of $0.000429 per share."

     SECOND: Upon the effective date of the filing of this certificate of Amendment, each outstanding 1.28681 shares of Common Stock of the Corporation, with a par value of $0.000333 per share, shall be converted into one (1) share of Common Stock of the Corporation, with a par value of $0.000429 per share.

     THIRD: That the stockholders of the Corporation have given written consent to the foregoing amendment to the Certificate of Incorporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Timothy R. Kelly its Chief Financial Officer and attested by Mahendra Shah, its Secretary, this 3rd day of October, 1995.

                                               NEOPHARM, INC.

                                               /s/  Timothy R. Kelly
                                               --------------------------
                                               By:  Timothy R. Kelly,
                                                    Chief Financial Officer

Attest:

By: /s/ Mahendra Shah
    ---------------------------------
    Mahendra Shah, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 NEOPHARM, INC.

     NEOPHARM, INC. (the "Corporation), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

     FIRST: The Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Certificate of Incorporation be amended by changing the FOURTH ARTICLE thereof so that, as amended, ARTICLE FOURTH shall be stated in its entirety as follows:

                    "ARTICLE FOURTH: This Corporation is authorized to issue Fifteen Million (15,000,000) shares of Common Stock with a par value of $0.0002145 per share."

         SECOND: Each outstanding share of Common Stock of the Corporation, with a par value of $0.000429 per share, shall be converted into two (2) shares of Common Stock of the Corporation, with a par value of $0.0002145 per share.

         THIRD: That holders of a majority of the issued and outstanding shares of the Corporation's Common Stock have given written consent to the foregoing amendment to the Certificate of Incorporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         FOURTH: Written notice of this Amendment has been given to those stockholders of the Corporation who did not consent in writing to this Amendment.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by William Govier, M.D., its President and attested by David E. Riggs, its Secretary, this 5th day of November, 1996.

                                            NEOPHARM, INC.

                                            /s/ William Govier
                                            -----------------------------------
                                            By: William Govier, M.D., President

Attest:

By: /s/ David E. Riggs
    -----------------------------
        David E. Riggs, Secretary